Exhibit 10.48
TRANSFER, ASSIGNMENT AND ASSUMPTION AGREEMENT
     THIS TRANSFER, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of the 31st day of March, 2010, by and among the Federal Deposit Insurance Corporation as Receiver and Successor-In-Interest to Silverton Bank, N.A. (“Assignor”), and Campus Crest Loan Servicing, LLC, an Alabama limited liability company (“Assignee”).
     WHEREAS, on February 29, 2008, Silverton Bank, N.A., a national banking association (the “Bank”) made that certain loan to Campus Crest at Mobile, LLC, an Alabama limited liability company, Campus Crest at Jacksonville, AL, LLC, an Alabama limited liability company, Campus Crest at Nacogdoches, LP, a Delaware limited partnership, Campus Crest at Abilene, LP, a Delaware limited partnership, Campus Crest at Greeley, LLC, a Delaware limited liability company, and Campus Crest at Ellensburg, LLC, a Delaware, limited liability company (collectively, “Borrower”), in the principal amount of $104,000,000 (the “Loan”), as evidenced by those certain documents described in Exhibit “A” attached hereto (the “Loan Documents”), and secured by certain real property located in Mobile County, Alabama, Calhoun County, Alabama, Nacogdoches County, Texas, Taylor County, Texas, Weld County, Colorado, Kittitas County, Washington and certain other collateral; and
     WHEREAS, on February 29, 2008, the Bank entered into those certain Sub-Participation Agreements with those parties listed on Exhibit “B” attached hereto (the “Participants”), pursuant to which the Participants purchased a 100% interest (the “Participation Interest”) in the Loan (collectively, the “Sub-Participation Agreements”); and
     WHEREAS, on May 1, 2009, the Office of the Comptroller of the Currency closed the Bank, placed the Bank in receivership and appointed Assignor as receiver of the Bank, thus granting to Assignor all rights and powers as receiver pursuant to the F.D.I. Act, including 12 U.S.C. Section 1821, and all other applicable state and federal laws; and
     WHEREAS, the Participants have formed Assignee for the purpose of acquiring the Loan and the servicing rights associated therewith (the “Servicing Rights”); and
     WHEREAS, Assignor now desires to transfer and assign to Assignee, and Assignee desires to assume all of Assignor’s right, title, and interest in and to the Loan, the Loan Documents, the Servicing Rights and all of the duties and obligations associated therewith.
     NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
          1. In consideration of Four Thousand and 00/100 Dollars ($4,000.00) to be paid contemporaneously herewith by Assignee to Assignor, Assignor hereby ASSIGNS, TRANSFERS, CONVEYS, SELLS and DELIVERS to Assignee, and its successors and assigns, “as-is”, “where-is”, without recourse, covenant, representation, or warranty of any kind or nature, express or implied, all of Assignor’s right, title and interest, if any, in and to (1) the Loan, including any and all notes, instruments or writings evidencing or constituting the Loan, including but not limited to those described in Exhibit “A” attached hereto, (2) the Servicing

Rights, and (3) any and all liens, encumbrances, security interests, collateral or other interests securing same, and any guaranties and other interests to which Assignor is entitled by virtue of any ownership of the Loan, whether or not noted on Exhibit “A” (herein collectively referred to as the “Security”), but (a) only to the extent that such secures the Loan or the payment thereof, and not to the exclusion of the rights of Assignor or third parties to the Security to the extent that it secures indebtedness not assigned hereby and (b) exclusive of any foreclosed property.
          2. Assignee hereby assumes all of the duties and obligations of Assignor as set forth in the Loan Documents, from and after the Effective Date, including, but not limited to, the collection of monies and any and all decisions concerning the servicing of the Loan and any related security and guaranties, acceleration, foreclosure, acquisition of other security or guaranties, deficiency judgments, purchase at foreclosure sales, and administration and disposition of acquired security.
          3. Each of the parties hereto hereby covenants and agrees that it has or will execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including the delivery by Assignor to Assignee, if in Assignor’s possession, of the original Loan Documents, all other documents evidencing or securing the Loan, and any notices or other documents or instruments which may be required in order to effectuate the purposes of this Agreement.
          4. Assignor and Assignee each represent and warrant to the other that each is fully aware of the terms contained in this Agreement and has voluntarily and without coercion or duress of any kind entered into this Agreement.
          5. Assignor and Assignee each represent and warrant to the other that: (a) all necessary corporate action to be taken in connection with the execution, delivery and performance of this Agreement has been duly taken, and (b) the execution, delivery and performance of this Agreement does not constitute a violation or breach of its organizational documents or any other agreement or law by which it may be bound.
          6. If any conflict between the provisions of this Agreement and the provisions of the Loan Documents arises, the provisions of this Agreement shall prevail. All other provisions of the Loan Documents will remain in effect.
          7. Assignee hereby releases, acquits and forever discharges Assignor, the Federal Deposit Insurance Corporation, and Silverton, and their respective officers, directors, principals, members, managers, agents, servants, employees, attorneys, representatives, affiliates, heirs, successors and assigns from any and all claims, third party claims, liabilities, demands, losses, judgments, actions, suits, causes of action, accountings, agreements, rights, damages, punitive damages and interest, direct or derivative, known or unknown, choate or inchoate, from the beginning of the world through and including the date of this Agreement as a result of, concerning, arising from, or with respect to any and all matters, dealings, occurrences, actions, failures to act, events, agreements, including without limitation those arising out of or in any manner relating to the Loan, the Loan Documents or the Servicing Rights.

          8. This Agreement constitutes the entire and final agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, warranties or representations among the parties except as set forth herein. This Agreement will inure to the benefit of and bind the respective heirs, administrators, executors, representatives, successors and permitted assigns of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. This Agreement may be executed by facsimile signature and each such signature shall be treated in all respects as having the same effect as an original signature.
          9. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties against whom enforcement of the change, waiver, discharge or termination is sought.
          10. This Agreement will be interpreted and construed under the laws of the State of Georgia and the United States of America, regardless of the domicile of any party, and will be considered to have been made, executed and performed in Georgia.
[signatures on following page]

     IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

ASSIGNOR: Federal Deposit Insurance Corporation, as Receiver for Silverton Bank, N.A., Atlanta, Georgia
By:	/s/ R. Paul Ridinger
	Name:	R. Paul Ridinger
	Title:	Post Closing Asset Manager

ASSIGNEE: Campus Crest Loan Servicing, LLC, an Alabama limited liability company By: Merchants and Farmers Bank of Greene County, Its Manager
By:	/s/ Ralph R. Banks, III
Ralph R. Banks, III, Authorized Representative

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